UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2015

Performance Food Group Company

(Exact name of registrant as specified in its charter)

Delaware	001-37578	43-1983182
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
12500 West Creek Parkway Richmond, Virginia		23238
(Address of registrant’s principal executive office)		(Zip code)

(804) 484-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

In connection with the completion of the initial public offering (the “Offering”) of the common stock, par value $0.01 per share (the “Common Stock”), of Performance Food Group Company (the “Company”), described in the Company’s prospectus (the “Prospectus”), dated October 1, 2015, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is deemed to be part of the Company’s Registration Statement on Form S-1 (File No. 333-198654), as amended (the “Registration Statement”), on October 6, 2015, the Company entered into an Amended and Restated Stockholders Agreement, among the Company and the stockholders named therein (the “Stockholders Agreement”), an Amended and Restated Registration Rights Agreement, by and among the Company and the stockholders named therein (the “Registration Rights Agreement”), and an Amended and Restated Advisory Fee Agreement, by and among the Company, Blackstone Management Partners LLC, and Wellspring Capital Management, LLC (“Wellspring”) (the “Advisory Agreement”).

Affiliates of The Blackstone Group L.P. (“Blackstone”) and Wellspring that are party to the Stockholders Agreement, the Registration Rights Agreement, and the Advisory Agreement have various relationships with the Company. For further information concerning the other material relationships between the Company and such Blackstone entities and such Wellspring entities and their affiliates, see the section entitled “Certain Relationships and Related Party Transactions” in the Prospectus.

The Stockholders Agreement, the Registration Rights Agreement, and the Advisory Agreement are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein.

ITEM 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Committee Composition

Effective September 30, 2015, Arthur B. Winkleblack, Douglas M. Steenland, and John J. Zillmer serve as members of the audit committee of the Board of Directors, Prakash A. Melwani, Bruce McEvoy and Messrs. Steenland and Zillmer serve as members of the compensation committee of the Board of Directors, and William F. Dawson Jr., Jeffrey Overly, and Mr. Winkleblack serve as members of the nominating and corporate governance committee of the Board of Directors. Biographical information regarding these directors and a description of the material terms of their compensation have previously been reported by the Company in the Prospectus.

Equity Grants

In connection with the Offering, on September 30, 2015, the Company granted options and shares of restricted stock pursuant to the Performance Food Group Company 2015 Omnibus Incentive Plan (the “2015 Plan”) to certain employees, including 61,403 options, 61,403 shares of time-vesting restricted stock, and 61,403 shares of performance-vesting restricted stock to its President and Chief Executive Officer, George L. Holm; 10,491 options, 10,491 shares of time-vesting restricted stock, and 10,491 shares of performance-vesting restricted stock to its Senior Vice President and Chief Executive Officer, Robert D. Evans; 8,666 options, 8,666 shares of time-vesting restricted stock, and 8,666 shares of performance-vesting restricted stock to its Senior Vice President of Performance Food Group Company and Chief Executive Officer of Vistar, Patrick T. Hagerty; and 13,157 options, 13,157 shares of time-vesting restricted stock, and 13,157 shares of performance-vesting restricted stock to its Executive Vice President, Operations, James Hope. On September 30, 2015, the Company also granted, pursuant to the 2015 Plan, 9,210 restricted stock units, 5,263 restricted stock units, and 5,263 restricted stock units to its directors, Douglas M. Steenland, Arthur B. Winkleblack, and John J. Zillmer, respectively.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 6, 2015, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) became effective and the Company’s bylaws were also amended and restated (the “Bylaws”), each as contemplated by the Prospectus. The Charter and the Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. The terms of Charter and Bylaws are substantially the same as the terms set forth in the forms previously filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement.

ITEM 8.01	Other Events.

On October 6, 2015, the Company completed its Offering of 16,675,000 shares of common stock for cash consideration of $19.00 per share ($17.955 per share net of underwriting discounts), including the exercise in full by the underwriters of their option to purchase additional shares, to a syndicate of underwriters led by joint-book running managers Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC. Blackstone Capital Markets, BB&T Capital Markets, Guggenheim Securities and Macquarie Capital acted as co-managers for the Offering. The Company sold 12,777,325 shares of such common stock and certain selling stockholders sold 3,897,675 shares (including the shares sold pursuant to the underwriters’ option to purchase additional shares).

The Company estimates that the net proceeds to it from its sale of shares of common stock in the Offering, after deducting underwriting discounts and estimated offering expenses, were approximately $223.7 million. The Company used $223.0 million of the net proceeds from the Offering to repay $223.0 million principal amount under its term loan facility as described in the Prospectus. The Company expects to use any remaining net proceeds for general corporate purposes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Performance Food Group Company, effective as of October 6, 2015.

3.2	Amended and Restated By-Laws of Performance Food Group Company.

10.1	Amended and Restated Stockholders’ Agreement, dated as of October 6, 2015, among Performance Food Group Company and the other parties thereto.

10.2	Amended and Restated Registration Rights Agreement, dated as of October 6, 2015, by and among Performance Food Group Company a and the other parties thereto.

10.3	Amended and Restated Advisory Fee Agreement, dated as of October 6, 2015, by and among Performance Food Group Company, Blackstone Management Partners LLC, and Wellspring Capital Management, LLC.

99.1	Press release, dated October 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY (Registrant)

Dated: October 6, 2015	By:	/s/ Michael L. Miller
	Name:	Michael L. Miller
	Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Performance Food Group Company, effective as of October 6, 2015.

3.2	Amended and Restated By-Laws of Performance Food Group Company.

10.1	Amended and Restated Stockholders’ Agreement, dated as of October 6, 2015, among Performance Food Group Company and the other parties thereto.

10.2	Amended and Restated Registration Rights Agreement, dated as of October 6, 2015, by and among Performance Food Group Company a and the other parties thereto.

10.3	Amended and Restated Advisory Fee Agreement, dated as of October 6, 2015, by and among Performance Food Group Company, Blackstone Management Partners LLC, and Wellspring Capital Management, LLC.

99.1	Press release, dated October 6, 2015.